SUB-ITEM 77H

As of June 26, 2014, the following entity owned 25% or more of the voting securities of the MFS Managed Wealth Fund:

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|ENTITY                                  |PERCENTAGE|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|100%      |
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